Exhibit 6.1

LIFE SPECTACULAR, INC.

2017 AMENDED & RESTATED STOCK PLAN

ADOPTED BY THE BOARD OF DIRECTORS: FEBRUARY 3, 2021

APPROVED BY THE STOCKHOLDERS: FEBRUARY 3, 2021
TERMINATION DATE: FEBRUARY 3, 2031

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5.3	Aggregate Incentive Stock Option Limit	7
5.4	Substitution and Assumption of Awards	7

SECTION 6.	RESTRICTED STOCK	7
6.1	Restricted Stock Award	7
6.2	Consideration	7
6.3	Vesting Restrictions	8

SECTION 7.	STOCK OPTIONS	8
7.1	Stock Option Award	8
7.2	Number of Shares; Kind of Option	8
7.3	Incentive Stock Option Limitations	8
7.4	Exercise Price	8
7.5	Term	9
7.6	Exercisability	9
7.7	Exercise of Options on Termination of Service	9
7.8	No Rights as a Stockholder	9
7.9	Modification, Extension and Renewal of Options	10

SECTION 8.	STOCK APPRECIATION RIGHTS	10
8.1	Stock Appreciation Right Award	10
8.2	Number of Shares	10
8.3	Exercise Price	10
8.4	Term	10
8.5	Exercisability	10
8.6	Exercise of SARs	10
8.7	Exercise of SARs on Termination of Service	11
8.8	No Rights as a Stockholder	11
8.9	Modification, Extension and Renewal of SARs	11

SECTION 9.	RESTRICTED STOCK UNITS AND OTHER STOCK AWARDS	11
9.1	Restricted Stock Unit Award	11
9.2	Number of Shares; Payment	11
9.3	Vesting Conditions	12
9.4	Settlement of Restricted Stock Units	12
9.5	No Rights as a Stockholder	12
9.6	Other Stock Awards	12

SECTION 10.	PAYMENT FOR SHARES	12
10.1	General	12
10.2	Surrender of Stock	12
10.3	Services Rendered	12
10.4	Promissory Notes	13
10.5	Exercise/Sale	13
10.6	Exercise/Pledge	13
10.7	Net Exercise	13
10.8	Other Forms of Payment	13

SECTION 11.	ADJUSTMENT OF SHARES	13
11.1	General	13
11.2	Dissolution or Liquidation	14
11.3	Mergers, Consolidations and Other Corporate Transactions	14
11.4	Reservation of Rights	14
11.5	Buyout Provisions	15

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SECTION 12.	NON-TRANSFERABILITY OF AWARDS	15
12.1	General	15
12.2	Limited Transferability Rights	15

SECTION 13.	NON-TRANSFERABILITY OF STOCK UNDERLYING AWARDS	15
13.1	General	15
13.2	Approval Process	15

SECTION 14.	WITHHOLDING AND OTHER TAXES	16
14.1	General	16
14.2	Share Withholding	16
14.3	Cashless Exercise/Pledge	16
14.4	Other Forms of Payment	16
14.5	Section 409A	16
14.6	Change in Control Payment Limitations	17

SECTION 15.	LEGAL AND REGULATORY REQUIREMENTS	17
15.1	Compliance with Laws	17
15.2	No Obligation to Notify or Minimize Taxes	17
15.3	Information to Holders of Options	17

SECTION 16.	NO RETENTION RIGHTS	18

SECTION 17.	DURATION AND AMENDMENTS	18
17.1	Term of the Plan	18
17.2	Right to Amend or Terminate the Plan	18
17.3	Effect of Amendment or Termination	18

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LIFE SPECTACULAR, INC.

2018 AMENDED & RESTATED STOCK PLAN

SECTION 1. PURPOSE.

The purpose of the Plan is to provide incentives to selected service providers through Awards of the opportunity to acquire equity in the Company.

SECTION 2. DEFINITIONS.

2.1	“Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own more than fifty percent (50%) of such entity.

2.2	“Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock Awards, Stock Appreciation Rights, Restricted Stock Units or Other Stock Awards.

2.3	“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan, as determined by the Board. The Award Agreement is subject to the terms and conditions of the Plan.

2.4	“Board” means the Board of Directors of the Company, as constituted from time to time.

2.5	“Cause” means (a) in the case where the Participant does not have an employment agreement, consulting agreement or similar agreement in effect with the Company or its affiliate at the time of grant of the Award or where there is such an agreement but it does not define “cause” (or words of like import), the occurrence of any of the following events: (i) any material breach by Participant of any material written agreement between Participant and the Company and Participant’s failure to cure such breach within thirty (30) days after receiving written notice thereof, (ii) any failure by Participant to comply with the Company’s material written policies or rules as they may be in effect from time to time, (iii) neglect or persistent unsatisfactory performance of Participant’s duties and Participant’s failure to cure such condition within thirty (30) days after receiving written notice thereof, (iv) Participant’s repeated failure to follow reasonable and lawful instructions from the Board or chief executive officer of the Company and Participant’s failure to cure such condition within thirty (30) days after receiving written notice thereof, (v) Participant’s conviction of, or plea of guilty or nolo contendere to, any crime that results in, or is reasonably expected to result in, material harm to the business or reputation of the Company, (vi) Participant’s commission of or participation in an act of fraud against the Company, (vii) Participant’s intentional material damage to the Company’s business, property or reputation, or (viii) Participant’s unauthorized use or disclosure of any confidential information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of Participant’s relationship with the Company; or (b) in the case where the Participant has an employment agreement, consulting agreement or similar agreement in effect with the Company or its affiliate at the time of grant of the Award that defines a termination for “cause” (or words of like import), “cause” as defined in such agreement; provided, however, that with regard to any agreement that defines “cause” on occurrence of or in connection with a change in control, such definition of “cause” shall not apply until a change in control actually occurs and then only with regard to a termination thereafter. Notwithstanding the foregoing, in the case of an Award which is intended to comply with Section 25102(o) of the California Corporations Code, such event must also constitute “cause” under applicable law. The determination that a termination of the Participant’s Service is either for Cause or without Cause will be made by the Company, in its sole discretion. Any determination by the Company that the Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

2.6	“Change in Control” means (a) a sale of all or substantially all of the Company’s assets other than to an Excluded Entity (as defined below), (b) a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, limited liability company or other entity other than an Excluded Entity, or (c) the consummation of a transaction, or series of related transactions, in which any “person” (as such term is used in Section 13(d) and Section 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of all of the Company’s then outstanding voting securities. Notwithstanding the foregoing, a transaction shall not constitute a Change in Control if its purpose is to (A) change the jurisdiction of the Company’s incorporation, (B) create a holding company that will be owned in substantially the same proportions by the persons who hold the Company’s securities immediately before such transaction, or (C) obtain funding for the Company in a financing that is approved by the Company’s Board. An “Excluded Entity” means a corporation or other entity of which the holders of voting capital stock of the Company outstanding immediately prior to such transaction are the direct or indirect holders of voting securities representing at least a majority of the votes entitled to be cast by all of such corporation’s or other entity’s voting securities outstanding immediately after such transaction. Further, the definition of “Change in Control” (or words of like import) in a separate written agreement between the Participant and the Company or its affiliate will supersede the foregoing definition with respect to the Award subject to such agreement; provided, however, that if no definition of “Change in Control” (or words of like import) is set forth in such a separate written agreement, the foregoing definition will apply. To the extent required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a change “in the ownership or effective control” or “in the ownership of a substantial portion of the assets” of the Company as determined under Section 409A of the Code.

2.7	“Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

2.8	“Committee” means the committee designated by the Board, which is authorized to administer the Plan, as described in Section 3.

2.9	“Company” means Life Spectacular, Inc., a Delaware corporation.

2.10	“Consultant” means a consultant or advisor who is not an Employee or Outside Director and who performs bona fide services for the Company, a Parent, a Subsidiary or an Affiliate, provided that such services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities.

2.11	“Disability” means a condition that renders an individual unable to engage in substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months as provided in Section 22(e)(3) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances; provided, however, that the Board has no obligation to investigate whether a Disability exists unless the Participant or representative thereof notifies the Company in writing within ninety (90) days after the Participant’s termination of Service.

2.12	“Employee” means any individual who is a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

2.13	“Exchange Act” means the U.S. Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2.14	“Exercise Price” means the amount for which one Share may be purchased upon the exercise of an Option, or the amount from which appreciation is measured upon exercise of a Stock Appreciation Right, as specified in an Award Agreement.

2.15	“Fair Market Value” means, as of any date, the market price of one Share of Stock, determined by the Board in good faith on such basis as it deems appropriate. Whenever possible, the determination of Fair Market Value shall be based upon the per share closing price for the Shares as reported in The Wall Street Journal (or such other source as the Board deems reliable) for the applicable date. Such determination shall be conclusive and binding on all persons.

2.16	“Family Member” means, with respect to a person, (i) the subject person’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother- in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, (ii) any person sharing the subject person’s household (other than a tenant or employee), (iii) a trust in which these persons have more than fifty percent (50%) of the beneficial interest, (iv) a foundation in which these persons (or the subject person) control the management of assets, and (v) any other entity in which these persons own more than fifty percent (50%) of the voting interests.

2.17	“Good Reason” means (a) in the case where the Participant has an employment agreement, consulting agreement or similar agreement in effect with the Company or its affiliate at the time of grant of the Award that provides for termination for “good reason” or “constructive termination” (or words of like import) but does not define “good reason” or “constructive termination” (or words of like import), the occurrence of any of the following events without Participant’s consent (unless such event occurs in response to conduct by Participant that constitutes Cause): (i) a material reduction of Participant’s base salary, other than an across-the-board salary reduction similarly affecting all or substantially all similarly situated employees of the Company, or (ii) relocation of Participant’s principal place of employment that results in an increase in Participant’s one-way driving distance by more than fifty (50) miles from Participant’s then-current principal residence; or (b) in the case where the Participant has an employment agreement, consulting agreement or similar agreement in effect with the Company or its affiliate at the time of grant of the Award that defines a termination for “good reason” or “constructive termination” (or words of like import), “good reason” or “constructive termination” (or words of like import) as defined in such agreement; provided, however, that with regard to any agreement that defines “good reason” on occurrence of or in connection with a change in control, such definition of “good reason” shall not apply until a change in control actually occurs and then only with regard to a termination thereafter. In order to resign for Good Reason, the Participant must provide written notice of the existence of the Good Reason condition to the Board within sixty (60) days after the condition arises, allow the Company thirty (30) days to cure such condition, and if the Company fails to cure the condition within such period, the Participant’s resignation from all positions Participant then holds with the Company based on the Good Reason condition specified in the notice must be effective not later than thirty (30) days after the end of the Company’s cure period. Any determination by the Company that the Service of a Participant was terminated for Good Reason for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose. The eligibility of a Participant to terminate Service for Good Reason need not be uniform among all Awards issued pursuant to the Plan, and no person shall be deemed eligible to terminate Service for Good Reason solely by virtue of being a Participant under the Plan.

2.18	“ISO” means an incentive stock option described in Section 422(b) of the Code.

2.19	“NSO” means a stock option that is not an ISO.

2.20	“Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Shares.

2.21	“Other Stock Award” means an Award based in whole or in part by reference to Stock which is granted pursuant to the terms and conditions of Section 9.6.

2.22	“Outside Director” means a member of the Board of the Company, a Parent or a Subsidiary who is not an Employee.

2.23	“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

2.24	“Participant” means the holder of an outstanding Award.

2.25	“Plan” means this 2017 Amended & Restated Stock Plan.

2.26	“Purchase Price” means the consideration for which one Share may be acquired under the Plan pursuant to a Restricted Stock Award.

2.27	“Restricted Stock Award” means an award or sale of Shares pursuant to the terms and conditions of Section 6.

2.28	“Restricted Stock Unit” means an Award of an unfunded and unsecured right to receive Shares (or cash or a combination of Shares and cash, as determined in the sole discretion of the Board) upon settlement of the Award, which is granted pursuant to the terms and conditions of Section 9.

2.29	“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

2.30	“Service” means service as an Employee, a Consultant or an Outside Director, subject to such further limitations as may be set forth in the applicable Award Agreement. Service shall be deemed to continue during a bona fide leave of absence approved by the Company in writing if and to the extent that continued crediting of Service for purposes of the Plan is expressly required by the terms of such leave or by applicable law, as determined by the Company. However, for purposes of determining whether an Option is entitled to ISO status, and to the extent required under the Code, an Employee’s employment will be treated as terminating three (3) months after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract or such Employee immediately returns to active work. A change in the capacity in which a Participant provides services to the Company, a Parent, a Subsidiary or an Affiliate (i.e., whether as an Employee, a Consultant or an Outside Director), or a change in the entity for which the Participant renders such service, will not be deemed to terminate a Participant’s continuous Service.

Notwithstanding the foregoing, the Company shall determine which leaves count toward Service, and when Service terminates for all purposes under the Plan. In the absence of such determination, vesting of an Award shall be tolled during any unpaid leave (unless otherwise required by applicable law); provided, however, that upon a Participant’s return from military leave (under conditions that would entitle the Participant to protection upon such return under the Uniformed Services Employment and Reemployment Rights Act), the Participant shall be given vesting credit with respect to Awards to the same extent as would have applied had the Participant continued to provide services to the Company (or any Parent or Subsidiary, if applicable) throughout the leave on the same terms as the Participant was providing services immediately prior to such leave.

2.31	“Share” means one share of Stock, as adjusted in accordance with Section 11 (if applicable).

2.32	“Stock” means the common stock of the Company.

2.33	“Stock Appreciation Right” or “SAR” means a stock appreciation right which is granted pursuant to the terms and conditions of Section 8.

2.34	“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

2.35	“Ten-Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries. In determining stock ownership for purposes of this Section 2.35, the attribution rules of Section 424(d) of the Code shall be applied.

SECTION 3. ADMINISTRATION.

3.1	General Rule. The Plan shall be administered by the Board. However, the Board may delegate any or all administrative functions under the Plan otherwise exercisable by the Board to one or more Committees. Each Committee shall consist of at least one member of the Board who has been appointed by the Board. Each Committee shall have the authority and be responsible for such functions as the Board has assigned to it. If a Committee has been appointed, any reference to the Board in the Plan shall be construed as a reference to the Committee to which the Board has assigned a particular function. To the extent permitted by applicable law, the Board may also authorize one or more officers of the Company to designate Employees, other than such authorized officer or officers, to receive Awards and/or to determine the number of such Awards to be received by such persons; provided, however, that the Board shall specify the total number of Shares subject to Awards that such officer or officers may so award; and provided, further, that the Board may not delegate authority to an officer who is acting solely in the capacity of an officer (and not also as a member of the Board) to determine the Fair Market Value of a Share.

3.2	Board Authority and Responsibility. Subject to the provisions of the Plan, the Board shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. All decisions, interpretations and any other actions of the Board with respect to the Plan shall be final and binding on all persons deriving rights under the Plan.

3.3	Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records of the Company (e.g., consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the preparation of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

3.4	Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of Services for the Company (and/or its Parent or Subsidiary) is reduced (e.g., without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (a) make a corresponding reduction in the number of Shares subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (b) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award; provided, however, that upon a Participant’s return from military leave (under conditions that would entitle the Participant to protection upon such return under the Uniformed Services Employment and Reemployment Rights Act), the Participant shall be given vesting credit with respect to Awards to the same extent as would have applied had the Participant continued to provide services to the Company (or any Parent or Subsidiary, if applicable) throughout the leave on the same terms as the Participant was providing services immediately prior to such leave. In the event of any such reduction or extension, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

SECTION 4. ELIGIBILITY.

Only Employees of the Company, a Parent or Subsidiary shall be eligible for the grant of ISOs. Employees of an Affiliate shall not be eligible for the grant of ISOs unless such entity is classified as a “disregarded entity” of the Company or the applicable Subsidiary under the Code and such Employees are treated as employees of the Company or applicable Subsidiary for purposes of Section 3401(c) of the Code. Only Employees, Consultants and Outside Directors shall be eligible for the grant of NSOs, Restricted Stock Awards, Stock Appreciation Rights, Restricted Stock Units or Other Stock Awards. Consultants which are entities shall be eligible for the grant of Awards (other than ISOs) subject to compliance with applicable securities law requirements.

SECTION 5. STOCK SUBJECT TO PLAN.

5.1	Share Limit. Subject to Section 11 and Section 17.2, the aggregate number of Shares which may be issued under the Plan shall be the most recent “Cumulative Share Reserve” entry set forth on the Share Reserve Schedule attached as Exhibit A to the Plan (the “Authorized Share Limit”); provided, however, that if the corporate records of the Company (e.g., consents, resolutions or minutes) show that the “Cumulative Share Reserve” entry is outdated, then the Authorized Share Limit evidenced by such corporate records will control, and the Company shall update the Share Reserve Schedule to reflect such corporate records as soon as practicable. The number of Shares which are subject to Options or other rights to acquire Shares pursuant to Awards which are outstanding at any time shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan. Shares offered under the Plan may be authorized but unissued Shares or reacquired Shares, including Shares forfeited to or repurchased by the Company on the open market or otherwise.

5.2	Additional Shares. Shares subject to Awards that are cancelled, forfeited, settled in cash or expire by their terms, and Shares subject to Awards that are used to pay withholding obligations or the Exercise Price of an Option, will again be available for grant and issuance in connection with other Awards. However, Shares that have actually been issued under the Plan will not be added back to the number of Shares available for issuance under the Plan unless reacquired by the Company pursuant to a forfeiture provision.

5.3	Aggregate Incentive Stock Option Limit. Subject to the foregoing limits, the aggregate number of Shares that may be issued under the Plan upon the exercise of ISOs shall not exceed ten times the Authorized Share Limit set forth in Section 5.1 (as in effect at any given time and as adjusted pursuant to Section 11), plus, only to the extent allowable under Section 422 of the Code, any Shares previously issued under the Plan (other than pursuant to Section 5.4) that are reacquired by the Company pursuant to a forfeiture provision.

5.4	Substitution and Assumption of Awards. The Board may make Awards under the Plan by assumption, substitution or replacement of stock options, stock appreciation rights, stock units or similar awards granted by another entity (including a Parent or Subsidiary), if such assumption, substitution or replacement is in connection with an asset acquisition, stock acquisition, merger, consolidation or similar transaction involving the Company (and/or its Parent or Subsidiary) and such other entity (and/or its affiliate). The terms of such assumed, substituted or replaced Awards shall be as the Board, in its discretion, determines is appropriate, notwithstanding limitations on Awards in the Plan. Any such substitute or assumed Awards shall not count against the Authorized Share Limit set forth in Section 5.1 (nor shall Shares subject to such Awards be added to the Shares available for Awards under the Plan as provided in Section 5.2), except that Shares acquired by exercise of substitute ISOs will count against the maximum number of Shares that may be issued pursuant to the exercise of ISOs under the Plan.

SECTION 6. RESTRICTED STOCK.

6.1	Restricted Stock Award. Subject to the terms of the Plan, the Board may grant Restricted Stock Awards to Participants in such amounts as the Board, in its sole discretion, may determine. Each award or sale of Shares pursuant to a Restricted Stock Award under the Plan shall be evidenced by an Award Agreement between the Participant and the Company. Such award or sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions imposed by the Board, as set forth in the Award Agreement, that are not inconsistent with the Plan. The provisions of the various Award Agreements for Restricted Stock entered into under the Plan need not be identical.

6.2	Duration of Offers. Unless otherwise provided in the Award Agreement, any right to acquire Shares pursuant to a Restricted Stock Award shall automatically expire if not exercised by the Participant within sixty (60) days after the Company communicates the grant of such right to the Participant.

6.3	Consideration. To the extent an Award consists of newly issued Shares, the Award recipient shall furnish consideration having a value not less than the par value (if any) of such Shares as determined by the Board. Subject to the foregoing in this Section 6.3, the Board shall determine the amount of the Purchase Price in its sole discretion. The Purchase Price shall be payable in a form described in Section 10.

6.4	Vesting Restrictions. Each award or sale of Shares shall be subject to such vesting and forfeiture conditions as the Board may determine. Such restrictions shall be set forth in the applicable Award Agreement and, unless otherwise provided in the Award Agreement, shall apply to any dividends paid with respect to such Shares.

SECTION 7. STOCK OPTIONS.

7.1	Stock Option Award. Subject to the terms of the Plan, the Board may grant Options to Participants in such amounts as the Board, in its sole discretion, may determine. Each grant of an Option under the Plan shall be evidenced by an Award Agreement between the Participant and the Company. The Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions imposed by the Board, as set forth in the Award Agreement, which are not inconsistent with the Plan. The provisions of the various Award Agreements for Options entered into under the Plan need not be identical.

7.2	Number of Shares; Kind of Option. Each Award Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 11. The Award Agreement shall also specify whether the Option is intended to be an ISO or an NSO.

7.3	Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Shares with respect to which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company, its Parent and Subsidiaries) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing ISOs, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as NSOs, notwithstanding any contrary provision of the applicable Award Agreement(s).

7.4	Exercise Price. Each Award Agreement shall set forth the Exercise Price, which shall be payable in a form described in Section 10. Subject to the following requirements, the Exercise Price under any Option shall be determined by the Board in its sole discretion:

(a)	Minimum Exercise Price for ISOs. The Exercise Price per Share of an ISO shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant; provided, however, that the Exercise Price per Share of an ISO granted to a Ten-Percent Stockholder shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date of grant.

(b)	Minimum Exercise Price for NSOs. The Exercise Price per Share of an NSO shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant.

Notwithstanding the foregoing provisions of this Section 7.4, Options may be granted with an Exercise Price per Share of less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

7.5	Term. Each Award Agreement shall specify the term of the Option. The term of an Option shall in no event exceed ten (10) years from the date of grant. The term of an ISO granted to a Ten-Percent Stockholder shall not exceed five (5) years from the date of grant. Subject to the foregoing, the Board in its sole discretion shall determine when an Option shall expire.

7.6	Exercisability. Each Award Agreement shall specify when and under what conditions all or any portion of the Option is to become exercisable; provided, however, that no Option shall be exercisable unless the Participant has delivered to the Company an executed copy of the Award Agreement. The Board in its sole discretion shall determine when all or any portion of an Option is to become exercisable and may, in its discretion, provide for accelerated exercisability in the event of a Change in Control or other events. An Award Agreement may permit the Participant to exercise the Option prior to the time that it has become vested, provided that the Shares acquired on exercise will be treated as unvested and subject to a right of repurchase by the Company and any other restrictions that the Board determines appropriate as set forth in the Award Agreement. The Board may require that an Option be exercised as to a minimum number of Shares, provided that such requirement shall not prevent a Participant from exercising the full number of Shares as to which the Option is then exercisable. If the Participant is an Employee eligible for overtime compensation under the Fair Labor Standards Act of 1938, as amended (a “Non-Exempt Employee”), and except as otherwise provided in the Plan, such Participant may not exercise an Option until the Participant has completed at least six (6) months of Service measured from the date of grant, even if the Participant has already been an Employee for more than six (6) months. Consistent with the provisions of the Worker Economic Opportunity Act, if the Participant is a Non-Exempt Employee, the Participant may exercise the Option as to any vested portion prior to such six (6) month anniversary in the case of (i) the Participant’s death or Disability, (ii) a Change in Control, or (iii) the Participant’s termination of Service as a result of retirement.

7.7	Exercise of Options on Termination of Service. Each Option shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s Service. Each Award Agreement shall provide the Participant with the right to exercise the Option following the Participant’s termination of Service during the Option term, to the extent the Option was exercisable for vested Shares upon termination of Service, for at least thirty (30) days if termination of Service is due to any reason other than Cause, death or Disability, and for at least six (6) months after termination of Service if due to death or Disability (but in no event later than the expiration of the Option term). If a Participant’s Service is terminated for Cause, the Participant’s right to exercise an Option shall terminate immediately on the effective date of the Participant’s termination, except to the extent otherwise determined by the Board in its sole discretion. To the extent the Option was not exercisable for vested Shares upon termination of Service, the Option shall terminate when the Participant’s Service terminates; provided, however, that if the Board or its duly authorized delegate amends the Option within thirty (30) days following the Participant’s termination of Service other than for Cause (but in no event later than the expiration of the term of the Option) to increase the number of vested Shares for which the Option would be exercisable, the Option shall not be considered to have terminated upon termination of Service with respect to such additional number of vested Shares, and such amendment shall be given effect as of the date of termination of Service. Subject to the foregoing, such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

7.8	No Rights as a Stockholder. A Participant, or a transferee of a Participant, shall have no rights as a stockholder with respect to any Shares covered by the Option until such person becomes entitled to receive such Shares by delivering a notice of exercise and paying the Exercise Price pursuant to the terms of the Option. No adjustments shall be made, except as provided in Section 11.

7.9	Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Board may modify, extend or renew outstanding Options or may accept the cancellation of outstanding Options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price, or in return for the grant of a different Award for the same or a different number of Shares. The foregoing notwithstanding, except for a modification required to comply with any applicable law, regulation or rule, no modification of an Option shall, without the consent of the Participant, materially impair such Participant’s rights or increase the Participant’s obligations under such Option; provided, however, that a modification which may cause an ISO to become an NSO shall not be treated as materially impairing a Participant’s rights or increasing a Participant’s obligations under an Award.

SECTION 8. STOCK APPRECIATION RIGHTS.

8.1	Stock Appreciation Right Award. Subject to the terms of the Plan, the Board may grant Stock Appreciation Rights to Participants in such amounts as the Board, in its sole discretion, may determine. Each grant of a Stock Appreciation Right under the Plan shall be evidenced by an Award Agreement between the Participant and the Company. The Stock Appreciation Right shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions imposed by the Board, as set forth in the Award Agreement, which are not inconsistent with the Plan. The provisions of the various Award Agreements for Stock Appreciation Rights entered into under the Plan need not be identical.

8.2	Number of Shares. Each Award Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 11.

8.3	Exercise Price. Each Award Agreement shall specify the Exercise Price of the SAR. The Exercise Price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant.

8.4	Term. Each Award Agreement shall specify the term of the SAR. The term of a SAR shall in no event exceed ten (10) years from the date of grant. Subject to the foregoing, the Board in its sole discretion shall determine when a SAR shall expire.

8.5	Exercisability. Each Award Agreement shall specify when and under what conditions all or any portion of the SAR is to become exercisable; provided, however, that no SAR shall be exercisable unless the Participant has delivered to the Company an executed copy of the Award Agreement. The Board in its sole discretion shall determine when all or any portion of a SAR is to become exercisable and may, in its discretion, provide for accelerated exercisability in the event of a Change in Control or other events. SARs may be awarded in combination with Options, and such Awards may provide that the SARs will not be exercisable unless the related Options are forfeited.

8.6	Exercise of SARs. Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR after such Participant’s death) shall receive from the Company (a) Shares, (b) cash or (c) a combination of Shares and cash, as the Board shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price. The Board may require that a SAR be exercised as to a minimum number of Shares, cash, or a combination of Shares and cash, as the Board shall determine, provided that such requirement shall not prevent a Participant from exercising the full number of Shares, cash, or a combination of Shares and cash, as to which the SAR is then exercisable.

8.7	Exercise of SARs on Termination of Service. Each SAR shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s Service. Each Award Agreement shall provide the Participant with the right to exercise the SAR following the Participant’s termination of Service during the SAR term, to the extent the SAR was vested upon termination of Service, for at least thirty (30) days if termination of Service is due to any reason other than Cause, death or Disability, and for at least six (6) months after termination of Service if due to death or Disability (but in no event later than the expiration of the SAR term). If a Participant’s Service is terminated for Cause, the Participant’s right to exercise a SAR shall terminate immediately on the effective date of the Participant’s termination, except to the extent otherwise determined by the Board in its sole discretion. To the extent the SAR was not vested upon termination of Service, the SAR shall terminate when the Participant’s Service terminates; provided, however, that if the Board or its duly authorized delegate amends the SAR within thirty (30) days following the Participant’s termination of Service other than for Cause (but in no event later than the expiration of the term of the SAR) to increase the number of vested Shares for which the SAR would be exercisable, the SAR shall not be considered to have terminated upon termination of Service with respect to such additional number of vested Shares, and such amendment shall be given effect as of the date of termination of Service. Subject to the foregoing, such provisions shall be determined in the sole discretion of the Board, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.8	No Rights as a Stockholder. A Participant, or a transferee of a Participant, shall have no rights as a stockholder with respect to any Shares covered by the SAR unless and until such person becomes entitled to receive Shares upon exercise of the SAR. No adjustments shall be made, except as provided in Section 11.

8.9	Modification, Extension and Renewal of SARs. Within the limitations of the Plan, the Board may modify, extend or renew outstanding SARs or may accept the cancellation of outstanding SARs (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new SARs for the same or a different number of Shares and at the same or a different Exercise Price, or in return for the grant of a different Award for the same or a different number of Shares. The foregoing notwithstanding, except for a modification required to comply with any applicable law, regulation or rule, no modification of a SAR shall, without the consent of the Participant, materially impair such Participant’s rights or increase the Participant’s obligations under such SAR.

SECTION 9. RESTRICTED STOCK UNITS AND OTHER STOCK AWARDS.

9.1	Restricted Stock Unit Award. Subject to the terms of the Plan, the Board may grant Restricted Stock Units to Participants in such amounts as the Board, in its sole discretion, may determine. Each Award of Restricted Stock Units under the Plan shall be evidenced by an Award Agreement between the Participant and the Company. Such Award shall be subject to all applicable terms and conditions of the Plan and any other terms and conditions imposed by the Board, as set forth in the Award Agreement, that are not inconsistent with the Plan. The provisions of the various Award Agreements for Restricted Stock Units entered into under the Plan need not be identical.

9.2	Number of Shares; Payment. Each Award Agreement shall specify the number of Shares that are subject to the Restricted Stock Unit Award and shall provide for the adjustment of such number in accordance with Section 11. Unless otherwise provided in the Award Agreement, no consideration other than services shall be required of the Participant for a Restricted Stock Unit Award.

9.3	Vesting Conditions. Each Award of Restricted Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in part, upon satisfaction of the conditions specified in the Award Agreement. The Board may determine, at the time of granting Restricted Stock Units or thereafter, that all or part of such Award shall become vested in the event of a Change in Control or other events.

9.4	Settlement of Restricted Stock Units. Unless otherwise provided in the Award Agreement, Restricted Stock Units shall be settled when they vest. The Award Agreement may provide that settlement may be deferred to any later date, provided that the terms of such deferral satisfy the requirements of Section 409A of the Code. Settlement of the Restricted Stock Units may be made in the form of cash or whole Shares or a combination thereof, as determined by the Board in its sole discretion.

9.5	No Rights as a Stockholder. A Participant, or a transferee of a Participant, shall have no voting, dividend or other rights as a stockholder with respect to any Shares covered by a Restricted Stock Unit Award until such person receives such Shares upon settlement of the Award. Unless otherwise provided in the Award Agreement, the Participant shall have no right to be credited with amounts equal to dividends paid on Shares subject to the Restricted Stock Unit Award. A Participant shall have no rights under a Restricted Stock Unit Award other than those of a general creditor of the Company.

9.6	Other Stock Awards. The Board may grant other forms of Award under the Plan that are based in whole or in part on Stock or the value thereof. Subject to the provisions of the Plan, the Board shall have authority in its sole discretion to determine the terms and conditions of such Other Stock Awards, including the number of Shares (or the cash equivalent thereof) to be granted pursuant to such Awards.

SECTION 10. PAYMENT FOR SHARES.

10.1	General. The entire Purchase Price of Shares or Exercise Price of Options issued under the Plan shall be payable in cash, cash equivalents or one of the other forms provided in this Section 10, or any combination thereof, to the extent permitted under applicable law. In the case of an ISO, the Board will determine the acceptable form of consideration at the time of grant. In making its determination as to the type of consideration to accept, the Board will consider if acceptance of such consideration may be reasonably expected to benefit the Company.

10.2	Surrender of Stock. To the extent permitted by the Board in its sole discretion, payment may be made in whole or in part by surrendering (in good form for transfer), or attesting to ownership of, Shares which have already been owned by the Participant; provided, however, that payment may not be made in such form if such action would cause the Company to recognize any additional compensation expense with respect to the Award for financial reporting purposes. Such Shares shall be valued at their Fair Market Value on the date of surrender.

10.3	Services Rendered. To the extent permitted by the Board in its sole discretion, Shares may be awarded under the Plan in consideration of past or future services rendered to the Company, a Parent, a Subsidiary or an Affiliate.

10.4	Promissory Notes. To the extent permitted by the Board in its sole discretion, payment may be made in whole or in part with a substantially full-recourse promissory note executed by the Participant. The interest rate payable under the promissory note shall not be less than the minimum rate required to avoid the imputation of income for U.S. federal income tax purposes. Shares shall be pledged as security for payment of the principal amount of the promissory note, and interest thereon; provided that if the Participant is a Consultant, such note must be collateralized with such additional security to the extent required by applicable laws. In no event shall the instruments(s) representing such Shares be released to the Participant until such note is paid in full. Subject to the foregoing, the Board shall determine the term, interest rate and other provisions of the note.

10.5	Exercise/Sale. To the extent permitted by the Board in its sole discretion, and if a public market for the Shares exists, payment may be made in whole or in part by delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

10.6	Exercise/Pledge. To the extent permitted by the Board in its sole discretion, and if a public market for the Shares exists, payment may be made in whole or in part by delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker or lender approved by the Company to pledge Shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

10.7	Net Exercise. To the extent permitted by the Board in its sole discretion, payment of the Exercise Price may be made by a “net exercise” arrangement pursuant to which the number of Shares issuable upon exercise of the Option shall be reduced by the largest whole number of Shares having an aggregate Fair Market Value that does not exceed the aggregate Exercise Price (plus tax withholdings, if applicable) and any remaining balance of the aggregate Exercise Price (and/or applicable tax withholdings) not satisfied by such reduction in the number of whole Shares to be issued shall be paid by the Participant in cash or other form of payment permitted under the Award Agreement.

10.8	Other Forms of Payment. To the extent permitted by the Board in its sole discretion, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

SECTION 11. ADJUSTMENT OF SHARES.

11.1	General. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of an extraordinary dividend payable in a form other than Shares in an amount that has a material effect on the Fair Market Value of the Stock, a combination or consolidation of the outstanding Stock into a lesser number of Shares, a recapitalization, a spin-off, a reclassification, or a similar occurrence, the Board shall make appropriate adjustments to the following: (i) the number and class of Shares available for future Awards under Section 5; (ii) the number and class of Shares covered by each outstanding Award; (iii) the Exercise Price under each outstanding Award; and (iv) the price of Shares subject to the Company’s right of repurchase; provided, however, that fractions of a Share will not be issued but will either be paid in cash at the Fair Market Value of such fraction of a Share or will be rounded down to the nearest whole Share, as determined by the Board; and, provided, further, that the Board will make such adjustments to an Award required by Section 25102(o) of the California Corporations Code to the extent the Company is relying upon the exemption afforded thereby with respect to the Award.

11.2	Dissolution or Liquidation. To the extent not previously exercised or settled, Awards shall terminate immediately prior to the dissolution or liquidation of the Company.

11.3	Mergers, Consolidations and Other Corporate Transactions. In the event that the Company is a party to a merger or other consolidation, or in the event of a transaction providing for the sale of all or substantially all of the Company’s stock or assets, or in the event of such other corporate transaction, such as a separation or reorganization, outstanding Awards shall be treated as the Board determines, in each case without the Participant’s consent. Subject to compliance with Section 409A of the Code, the Board may provide, without limitation, for one or more of the following: (i) the continuation of the outstanding Awards by the Company, if the Company is a surviving corporation; (ii) the assumption, in whole or in part, of the outstanding Awards by the surviving corporation or a successor entity or its parent; (iii) the substitution, in whole or in part, by the surviving corporation or a successor entity or its parent of its own awards for such outstanding Awards; (iv) exercisability and settlement, in whole or in part, of outstanding Awards to the extent vested and exercisable (if applicable) under the terms of the Award Agreement followed by the cancellation of such Awards (whether or not then vested or exercisable) upon or immediately prior to the effectiveness of the transaction; or (v) settlement of the intrinsic value of the outstanding Awards to the extent vested and exercisable (if applicable) under the terms of the Award Agreement, with payment made in cash or cash equivalents or property (including cash or property subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Awards or the underlying Shares) followed by the cancellation of such Awards (whether or not then vested or exercisable) (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Board determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment). For avoidance of doubt, the value of any property, including the value of property provided in settlement of an Award, shall be determined by the Board and, to the extent permitted under Section 409A of the Code, the settlement of an Award may provide for payment to be made on a delayed basis and/or contingent basis in recognition of and a reflection of escrows, earn-outs, or other limitations, conditions, contingencies or holdbacks applicable to holders of Stock in connection with the transaction. Any acceleration of payment of an amount that is subject to Section 409A of the Code will be delayed, if necessary, until the earliest time that such payment would be permissible under Section 409A of the Code without triggering any additional taxes applicable under Section 409A of the Code. The Company will have no obligation to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly. The Board shall also have discretion to suspend the right of Participants to exercise outstanding Awards during a limited period of time preceding the closing of the transaction if such suspension is administratively necessary to facilitate the closing of the transaction, and may terminate the right of holders of Options to exercise Options prior to vesting in the Shares subject to the Option (i.e., “early exercise”), such that following the closing of the transaction the Option may only be exercised to the extent it is vested.

11.4	Reservation of Rights. Except as provided in this Section 11, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Award. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

11.5	Buyout Provisions. The Board may at any time (a) offer to buy out for a payment in cash or cash equivalents an Award previously granted, or (b) authorize a Participant to elect to cash out an Award previously granted, in either case at such time and based upon such terms and conditions as the Board shall establish.

SECTION 12. NON-TRANSFERABILITY OF AWARDS.

12.1	General. Except as set forth in this Section 12, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by a Participant will not constitute a transfer. An Option or a SAR may be exercised during the lifetime of the holder of the Option or the SAR only by such holder or a transferee permitted by this Section 12.

12.2	Limited Transferability Rights. Notwithstanding anything else in this Section 12, the Board may in its sole discretion provide that any NSOs may be transferred by instrument to an inter vivos or testamentary trust in which such NSOs are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift to Family Members. Further, beginning with (i) the period when the Company begins to rely on the exemption described in Rule 12h-1(f)(1) promulgated under the Exchange Act, as determined by the Board in its sole discretion, and (ii) ending on the earlier of (A) the date when the Company ceases to rely on such exemption, as determined by the Board in its sole discretion, or (B) the date when the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, an Option, or prior to exercise, the Shares subject to the Option, may not be pledged, hypothecated or otherwise transferred or disposed of, in any manner, including by entering into any short position, any “put equivalent position” or any “call equivalent position” (as defined in Rule 16a-1(h) and Rule 16a-1(b) of the Exchange Act, respectively), other than to (i) persons who are Family Members through gifts, or pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulation 1.421-1(b)(2); provided, that if such Option is an ISO, such Option will be deemed to be an NSO as of the date of such transfer, or (ii) to an executor or guardian of the Participant upon the death or disability of the Participant. Notwithstanding the foregoing sentence, the Board, in its sole discretion, may permit transfers of NSOs to the Company or in connection with a Change in Control or other acquisition transactions involving the Company to the extent permitted by Rule 12h-1(f).

SECTION 13. NON-TRANSFERABILITY OF STOCK UNDERLYING AWARDS.

13.1	General. Notwithstanding anything to the contrary, no stockholder shall transfer, whether by sale, gift or otherwise, any Shares acquired from any Award (including, without limitation, Shares acquired upon exercise of an Option) to any person or entity unless such transfer is approved by the Board prior to such transfer, which approval may be granted or withheld in the Board’s sole and absolute discretion. Any purported transfer effected in violation of this Section 13 shall be null and void and shall have no force or effect and the Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of the Plan or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

13.2	Approval Process. Any stockholder seeking the approval of the Board to transfer some or all of its Shares shall give written notice thereof to the Secretary of the Company and such request for transfer shall be subject to such rights of first refusal, transfer provisions and any other terms and conditions as may be set forth in the applicable Award Agreement, other applicable written agreement, the Company’s bylaws or pursuant to applicable securities laws.

SECTION 14. WITHHOLDING AND OTHER TAXES.

14.1	General. A Participant or such Participant’s successor shall pay, or make arrangements satisfactory to the Board for the satisfaction of, any federal, state, local or foreign withholding tax obligations that may arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan if such obligations are not timely satisfied. The Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes required to be withheld with respect to such Award (or exercise thereof).

14.2	Share Withholding. The Board may permit a Participant to satisfy all or part of such Participant’s withholding tax obligations by having the Company withhold all or a portion of any Shares that would otherwise be issued to such Participant upon exercise or settlement of an Award, or by surrendering all or a portion of any Shares that such Participant previously acquired; provided, however, that in no event may a Participant surrender Shares in excess of the legally required maximum tax withholding amount. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including any restrictions required by rules of any federal or state regulatory body or other authority. All elections by Participants to have Shares withheld for this purpose shall be made in such form and under such conditions as the Board may deem necessary or advisable.

14.3	Cashless Exercise/Pledge. The Board may provide that if Company Shares are publicly traded at the time of exercise, arrangements may be made to meet the Participant’s withholding obligation by cashless exercise or pledge.

14.4	Other Forms of Payment. The Board may permit such other means of tax withholding as it deems appropriate.

14.5	Section 409A. Each Award that provides for “nonqualified deferred compensation” within the meaning of Section 409A of the Code shall be subject to such additional rules and requirements as specified by the Board from time to time in order to comply with Section 409A of the Code. If any amount under such an Award is payable upon a “separation from service” (within the meaning of Section 409A of the Code) to a Participant who is then considered a “specified employee” (within the meaning of Section 409A of the Code), then no such payment shall be made prior to the date that is the earlier of (i) six (6) months and one day after the Participant’s separation from service, or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent the Award from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A of the Code. In addition, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A of the Code. The provisions of the Plan and each Award Agreement are intended to comply with or be exempt from the provisions of Section 409A of the Code and shall be interpreted in a manner consistent therewith. Notwithstanding any other provision of the Plan or an Award Agreement to the contrary, the Board may in its sole discretion (but without any obligation to do so) amend the terms of any Award to the extent it determines necessary to comply with Section 409A of the Code.

14.6	Change in Control Payment Limitations. Notwithstanding anything in any Award Agreement to the contrary, if any acceleration of the vesting of the Shares or other actions with respect to the Shares (which actions could be deemed a “payment” within the meaning of Section 280G(b)(2) of the Code), together with any other payments which Participant has the right to receive from the Company or any corporation which is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), such deemed “payments” will be reduced to the largest amount as will result in no portion of such deemed “payments” being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that such “payments” shall only be reduced if such reduction would result in Participant receiving a greater net benefit, on an after-tax basis (including after payment of any excise tax imposed by Section 4999 of the Code), than Participant would have received had such reduction not occurred. Any reduction in payments and/or benefits required by this section will occur in the following order: (1) reduction of cash payments; (2) reduction of vesting acceleration of equity awards; and (3) reduction of other benefits paid or provided to Participant. In the event that acceleration of vesting of equity awards is to be reduced, such acceleration of vesting will be cancelled in the reverse order of the date of grant for Participant’s equity awards. If two or more equity awards are granted on the same date, each award will be reduced on a pro-rata basis. In no event will Participant exercise any discretion with respect to the ordering of any reductions of payments or benefits under this section. Unless the Company and the Participant otherwise agree in writing, any determination required under this section shall be made in writing by the Company’s independent public accountants or a national “Big Four” accounting firm selected by the Company (the “Accountants”), whose determination shall be conclusive and binding upon the Participant and the Company for all purposes. For purposes of making the calculations required by this section, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Section 280G and 4999 of the Code. The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this section.

SECTION 15. LEGAL AND REGULATORY REQUIREMENTS.

15.1	Compliance with Laws. Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange on which the Company’s securities may then be listed, and the Company has obtained authority or a favorable ruling from any regulatory commission or agency having jurisdiction over the Plan that legal counsel for the Company determines is necessary or advisable. As a condition to the exercise of any Option or purchase of any Shares, the Company may require Participant to make any representation and warranty to the Company if, in the opinion of legal counsel for the Company, such a representation is advisable or required by applicable laws. The Company shall not be liable for a failure to issue Shares as a result of such requirements.

15.2	No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to (i) advise such Participant as to the time or manner of exercising any Award, (ii) warn or otherwise advise such Participant of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised, or (iii) minimize the tax consequences of any Award to such Participant.

15.3	Information to Holders of Options. In the event the Company is relying on the exemption provided by Rule 12h-1(f) under the Exchange Act, the Company shall provide the information described in Rule 701(e)(3), (4) and (5) of the Securities Act of 1933, as amended, to all holders of Options in accordance with the requirements thereunder until such time as the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. The Company may request that holders of Options agree to keep the information to be provided pursuant to this section confidential. If the holder does not agree to keep the information to be provided pursuant to this section confidential, then the Company will not be required to provide the information unless otherwise required pursuant to Rule 12h-1(f)(1) of the Exchange Act.

SECTION 16. NO RETENTION RIGHTS.

No provision of the Plan, or any Award granted under the Plan, shall be construed to give any Participant any right to become an Employee or other Service provider, to be treated as an Employee, or to continue in Service for any period of time, or restrict in any way the rights of the Company (or Parent or Subsidiary to which the Participant provides Service), which rights are expressly reserved, to terminate the Service of such person at any time and for any reason, with or without cause.

SECTION 17. DURATION AND AMENDMENTS.

17.1	Term of the Plan. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board, subject to the approval of the Company’s stockholders. In the event that the stockholders fail to approve the Plan within twelve (12) months after its adoption by the Board, any grants, exercises or sales that have already occurred under the Plan shall be rescinded, and no additional grants, exercises or sales shall be made under the Plan after such date. The Plan shall terminate automatically ten (10) years after the later of (i) its adoption by the Board, or (ii) the date of the Board’s approval of the most recent increase in the number of Shares reserved under Section 5 (other than pursuant to Section 11) that was approved by stockholders on or within twelve (12) months after the Board’s approval. The Plan may be terminated on any earlier date pursuant to Section 17.2 below.

17.2	Right to Amend or Terminate the Plan. The Board may amend, suspend, or terminate the Plan at any time and for any reason. An amendment of the Plan shall not be subject to the approval of the Company’s stockholders unless it (i) increases the number of Shares available for issuance under the Plan (except as provided in Section 11) or (ii) materially changes the class of persons who are eligible for the grant of Awards. Options may be granted and Shares may be issued which are in each instance in excess of the number of Shares then available for issuance under the Plan, provided that any excess Shares actually issued under those Awards shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of Shares available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess grants or issuances are made, then (1) any unexercised Options granted on the basis of such excess Shares shall terminate and (2) the Company shall promptly refund to the Participants the exercise or purchase price paid for any excess Shares issued under the Plan and held in escrow, together with interest (at the Internal Revenue Service short-term Applicable Federal Rate) for the period the Shares were held in escrow, and such Shares shall thereupon be automatically cancelled and cease to be outstanding. The Board may adopt such addendums, procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Consultants or Outside Directors who are foreign nationals or employed outside the United States; provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction.

17.3	Effect of Amendment or Termination. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise or settlement of an Award granted prior to such termination. Except as otherwise permitted by the Plan or an Award Agreement or as required to comply with any applicable law, regulation or rule, no termination of the Plan or any amendment thereof, shall, without the consent of the Participant, materially impair such Participant’s rights or increase the Participant’s obligations under the Plan; provided, however, that an amendment which may cause an ISO to become an NSO shall not be treated as materially impairing or increasing the obligations of any Participant under the Plan.

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EXHIBIT A

LIFE SPECTACULAR, INC.

2018 AMENDED & RESTATED STOCK PLAN

SHARE RESERVE SCHEDULE

Date of Board Approval	Date of Stockholder Approval	Number of Shares Added	Cumulative Share Reserve
February 3, 2021	February 3, 2021	Initial Reserve	1,411,765

Summary of Modifications and Amendments to the Plan

The following is a summary of material modifications made to the Plan (including any material deviations from the form used to create the Plan):

None